Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-284538

GS Finance Corp. $500,000 Autocallable Contingent Coupon Basket-Linked Notes due 2027 guaranteed by The Goldman Sachs Group, Inc.

The notes do not pay a fixed coupon and may pay no coupon on a payment date. The amount that you will be paid on your notes is based on the performance of an equally weighted basket comprised of the common stocks (the basket stocks) of 9 companies. For a full list of the basket stocks, see page S-3. Each basket stock has an initial weighting of approximately 11.111% and an initial weighted value of 100/9.

The notes will mature on the stated maturity date (April 26, 2027), unless automatically called on any observation date, commencing in July 2026 to and including January 2027. Your notes will be automatically called if the closing level of the basket on any such observation date is greater than or equal to the initial basket level. If your notes are automatically called, you will receive a payment on the next payment date (the third business day after the relevant observation date) equal to the face amount of your notes plus a coupon (as described below).

The initial basket level is 100 and the closing level of the basket on any observation date will equal the sum of the products, as calculated for each basket stock, of: (i) its closing price on such observation date divided by its initial basket stock price (set on April 7, 2026 and is lower than the closing price of one share of such basket stock on the trade date (April 8, 2026)) multiplied by (ii) its initial weighted value.

Observation dates are July 21, 2026, October 21, 2026, January 21, 2027 and April 21, 2027. If on any observation date the closing level of the basket is greater than or equal to 80% of the initial basket level, you will receive on the applicable payment date a coupon for each $1,000 face amount of your notes equal to: (i) the product of $37.55 times the number of observation dates that have occurred up to and including the relevant observation date minus (ii) the sum of all coupons previously paid, if any.

The amount that you will be paid on your notes at maturity, if they have not been automatically called, in addition to the final coupon, if any, is based on the basket return. The basket return is the percentage increase or decrease in the closing level of the basket on the determination date (the final observation date, April 21, 2027) from the initial basket level.

At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

•
if the basket return is greater than or equal to -20% (the final basket level is greater than or equal to 80% of the initial basket level), $1,000 plus a coupon calculated as described above; or
•
if the basket return is less than -20% (the final basket level is less than 80% of the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the buffer rate of 125% times (c) the sum of the basket return plus 20%. You will receive less than the face amount of your notes and no coupon.

Declines in one basket stock may offset increases in the other basket stocks.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-26.

The estimated value of your notes at the time the terms of your notes are set on the trade date is equal to approximately $979 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	April 13, 2026	Original issue price:	100% of the face amount
Underwriting discount:	1% of the face amount[1]	Net proceeds to the issuer:	99% of the face amount

1 This includes a selling concession of up to 1%.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	JPMorgan Placement Agent

Prospectus Supplement No. 23,848 dated April 8, 2026.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $979 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $16 per $1,000 face amount).

Prior to July 24, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through July 23, 2026). On and after July 24, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this prospectus supplement and the accompanying documents listed below. This prospectus supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Terms AND CONDITIONS

CUSIP / ISIN: 40059D6W2 / US40059D6W25

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Basket: an equally weighted basket comprised of the 9 basket stocks

Basket stocks (each individually, a basket stock): the 9 common stocks listed below; for each basket stock, its current Bloomberg ticker, type of security, current primary listing, initial weight in the basket, initial weighted value and initial basket stock price are set forth below:

Basket Stock	Current Bloomberg Ticker	Type of Security	Current Primary Listing	Initial Weight in the Basket	Initial Weighted Value	Initial Basket Stock Price (USD)*
Alphabet Inc.	GOOGL UW	Class A Common Stock	The Nasdaq Stock Market LLC	approximately 11.111%	100/9 (approximately 11.111)	$305.46
Constellation Energy Corporation	CEG UW	Common Stock	The Nasdaq Stock Market LLC	approximately 11.111%	100/9 (approximately 11.111)	$272.58
GE Vernova Inc.	GEV UN	Common Stock	New York Stock Exchange	approximately 11.111%	100/9 (approximately 11.111)	$910.75
Marvell Technology, Inc.	MRVL UW	Common Stock	The Nasdaq Global Select Market	approximately 11.111%	100/9 (approximately 11.111)	$109.38
Meta Platforms, Inc. (formerly Facebook, Inc.)	META UW	Class A Common Stock	The Nasdaq Stock Market LLC	approximately 11.111%	100/9 (approximately 11.111)	$575.05
Microsoft Corporation	MSFT UW	Common Stock	The Nasdaq Stock Market LLC	approximately 11.111%	100/9 (approximately 11.111)	$372.29
NVIDIA Corporation	NVDA UW	Common Stock	The Nasdaq Global Select Market	approximately 11.111%	100/9 (approximately 11.111)	$178.10
Vertiv Holdings Co	VRT UN	Class A Common Stock	New York Stock Exchange	approximately 11.111%	100/9 (approximately 11.111)	$262.30
Vistra Corp.	VST UN	Common Stock	New York Stock Exchange	approximately 11.111%	100/9 (approximately 11.111)	$153.68

* The closing price of one share of each basket stock on April 7, 2026 and is lower than the closing price of one share of such basket stock on the trade date

Face amount: $500,000 in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $10,000 or any integral multiple of $1,000 in excess thereof

Principal amount: Subject to redemption by the company as provided under “— Company’s redemption right (automatic call feature)” below, on the stated maturity date, in addition to the final coupon, if any, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

•
if the final basket level is greater than or equal to the buffer level, $1,000; or

•
if the final basket level is less than the buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the buffer rate times (c) the sum of the basket return plus the buffer amount

Company’s redemption right (automatic call feature): if a redemption event occurs, then the outstanding face amount will be automatically redeemed in whole and the company will pay, in addition to the coupon then due, an amount in cash on the following call payment date, for each $1,000 of the outstanding face amount, equal to $1,000

Redemption event: a redemption event will occur if, as measured on any call observation date, the closing level of the basket is greater than or equal to the initial basket level

Initial basket level: 100

Closing level of the basket: on any coupon observation date, the sum of, for each of the basket stocks: the product of (i) the quotient of (a) the closing price of such basket stock on such coupon observation date divided by (b) the initial basket stock price of such basket stock times (ii) the initial weighted value of such basket stock, except in the limited circumstances described under “— Consequences of a market disruption event or a non-trading day” below

Final basket level: the closing level of the basket on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or a non-trading day” below

Basket return: the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage

Buffer level: 80% of the initial basket level

Buffer rate: the quotient of the initial basket level divided by the buffer level, which equals 125%

Buffer amount: 20%

Initial basket stock price: for a basket stock, as set forth under “— Basket stocks” above. The initial stock price of each basket stock was set on April 7, 2026 and is lower than the closing price of one share of such basket stock on the trade date.

Final basket stock price: with respect to a basket stock, the closing price of one share of such basket stock on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or a non-trading day” and “— Anti-dilution adjustments” below

Coupon: subject to the company’s redemption right, on each coupon payment date, for each $1,000 of the outstanding face amount, the company will pay an amount in cash equal to:

•
if the closing level of the basket on the related coupon observation date is greater than or equal to the coupon trigger level, (i) the product of $37.55 times the number of coupon observation dates that have occurred up to and including the relevant coupon observation date minus (ii) the sum of all coupons previously paid, if any; or
•
if the closing level of the basket on the related coupon observation date is less than the coupon trigger level, $0

The coupon paid on any coupon payment date will be paid to the person in whose name this note is registered as of the close of business on the regular record date for such coupon payment date. If the coupon is due at maturity but on a day that is not a coupon payment date, the coupon will be paid to the person entitled to receive the principal of this note.

Coupon trigger level: 80% of the initial basket level

Trade date: April 8, 2026

Original issue date: April 13, 2026

Determination date: the last coupon observation date, April 21, 2027, subject to adjustment as described under “— Coupon observation dates” below.

Stated maturity date: April 26, 2027, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Call observation dates: each coupon observation date, commencing in July 2026 and ending in January 2027, subject to adjustment as described under “— Coupon observation dates” below

Call payment dates: the third business day after each call observation date, subject to adjustment as provided under “— Call observation dates” above

Coupon observation dates: July 21, 2026, October 21, 2026, January 21, 2027 and April 21, 2027, unless the calculation agent determines that a market disruption event with respect to a basket stock occurs or is continuing on that day or that day is not otherwise a trading day with respect to a basket stock. In that event, the coupon observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled coupon observation date, each basket stock has had at least one trading day on which no market disruption event has occurred or is continuing and the closing price of each of the basket stocks will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the coupon observation date may differ from the dates on which the closing prices of one or more basket stocks are determined for the purpose of the calculations to be performed on the coupon observation date.) In no event, however, will the coupon observation date be postponed to a date later than the originally scheduled coupon payment date (based on the originally scheduled coupon observation date) or, if the originally scheduled coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to a basket stock that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket stock, that day will nevertheless be the coupon observation date.

Coupon payment dates: the third business day after each coupon observation date (except that the final coupon payment date will be the stated maturity date), subject to adjustment as described under “- Coupon observation dates” above.

Closing price: with respect to a basket stock, on any trading day, the closing sale price or last reported sale price, regular way, for such basket stock, on a per-share or other unit basis:

•
on the principal national securities exchange on which such basket stock is listed for trading on that day, or
•
if such basket stock is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such basket stock.

If the basket stock is not listed or traded as described above, then the closing price for such basket stock on any day will be the average, as determined by the calculation agent, of the bid prices for such basket stock obtained from as many dealers in such basket stock selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing price of the basket stock is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day: with respect to a basket stock, a day on which the principal securities market for such basket stock is open for trading

Basket stock issuer: with respect to a basket stock, the issuer of such basket stock as then in effect

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to a basket stock:

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a suspension, absence or material limitation of trading in the basket stock on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

•
a suspension, absence or material limitation of trading in option or futures contracts relating to the basket stock in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
•
the basket stock does not trade on what was the primary market for the basket stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

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a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
•
a decision to permanently discontinue trading in option or futures contracts relating to the basket stock.

For this purpose, an “absence of trading” in the primary securities market on which shares of the basket stock are traded, or on which option or futures contracts relating to the basket stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the basket stock or in option or futures contracts, if available, relating to the basket stock in the primary market for that basket stock or those contracts, by reason of:

•
a price change exceeding limits set by that market,
•
an imbalance of orders relating to the shares of the basket stock or those contracts, or
•
a disparity in bid and ask quotes relating to the shares of the basket stock or those contracts,

will constitute a suspension or material limitation of trading in shares of the basket stock or those contracts in that market.

A market disruption event with respect to one basket stock will not, by itself, constitute a market disruption event for any unaffected basket stock.

Consequences of a market disruption event or a non-trading day: If a market disruption event relating to one or more basket stocks occurs or is continuing on a day that would otherwise be a coupon observation date or the determination date, or such day is not a trading day, the calculation agent will calculate the closing level of the basket by using:

•
for each basket stock that is not affected by a market disruption event or non-trading day on the originally scheduled coupon observation date or the originally scheduled determination date, the closing price of such basket stock on such date;
•
for each basket stock that is affected by a market disruption event or a non-trading day on the originally scheduled coupon observation date or the originally scheduled determination date, the closing price of such basket stock on the first trading day following the originally scheduled coupon observation date or the originally scheduled determination date on which no market disruption event exists for such basket stock; and
•
for each basket stock as to which a market disruption event or non-trading day continues through the last possible postponed coupon observation date or the last possible postponed determination date, the calculation agent’s assessment, in its sole discretion, of the closing price of such basket stock on the last possible coupon observation date or the last possible postponed determination date.

As a result, the closing price of different basket stocks could be determined on different calendar days. For the avoidance of doubt, once the closing price for one or more basket stocks is determined for any coupon observation date or the determination date, the occurrence of a later market disruption event or non-trading day with respect to such basket stock or basket stocks will not alter such calculation.

Regular record dates: the scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)

Anti-dilution adjustments: The calculation agent will adjust the reference amount of a basket stock in respect of each event for which adjustment is required under any of the six subsections beginning with “Stock splits” below (and not in respect of any other event). (If more than one such event occurs, the calculation agent shall adjust the reference amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.) Having adjusted the reference amount for any and all such events as so provided, the calculation agent shall determine a closing price for the reference amount as so adjusted on the coupon observation date or the determination date, as applicable. (If the reference amount is adjusted pursuant to “Reorganization events” below so as to consist of distribution property, then the closing price on any coupon observation date or the determination date, as applicable, shall equal the sum of the respective closing prices or other values for all such distribution property on such coupon observation date or the determination date, as provided in “Reorganization events” below.) Having determined the closing price on any coupon observation date or the determination date, as applicable, the calculation agent shall use such prices to calculate the coupon, if applicable, the occurrence of a redemption event, or the cash settlement amount. The calculation agent shall make all adjustments no later than the applicable coupon observation date or the determination date, as applicable.

Notwithstanding any other provision in this note, if an event for which adjustment is required under any of the six subsections beginning with “Stock splits” below occurs, the calculation agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this note as necessary to achieve an equitable result. Upon written request by the holder to the calculation agent, the calculation agent will provide the holder with such information about these adjustments as such agent determines is appropriate.

Stock splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split. If a basket stock is subject to a stock split, then at the opening of business on the first day on which such basket stock trades without the right to receive the stock split, the calculation agent will adjust the reference amount to equal the sum of the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of such basket stock times (ii) the reference amount in effect immediately prior to such adjustment. The reference amount will not be adjusted, however, unless such first day occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Reverse stock splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split. If a basket stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the reference amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of such basket stock outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of shares of such basket stock outstanding immediately before the reverse stock split becomes effective. The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Stock dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend. If a basket stock is subject to a stock dividend that is given ratably to all holders of such basket stock, then at the opening of business on the ex-dividend date, the calculation agent will adjust the reference amount to equal the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the stock dividend with respect to one share of such basket stock times (ii) the reference amount in effect immediately prior to such adjustment. The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Other dividends and distributions. There will be no adjustments to the reference amount to reflect dividends or other distributions paid with respect to a basket stock other than:

•
stock dividends as provided in “Stock dividends” above,
•
issuances of transferable rights or warrants as provided in “Transferable rights and warrants” below,
•
dividends or other distributions constituting spin-off events as provided in “Reorganization events” below, or

•
extraordinary dividends described below.

A dividend or other distribution with respect to a basket stock will be deemed to be an “extraordinary dividend” if the calculation agent determines, in its sole discretion, that such dividend or other distribution is extraordinary or special. In making such determination, the calculation agent may, but is not required to, take into account (i) the characterization of such dividend or other distribution by the basket stock issuer as special or extraordinary or (ii) the announcement of adjustment(s) in respect of such dividend or other distribution made by the Options Clearing Corporation or any other options exchange selected by the calculation agent as the primary market for listed option contracts related to such basket stock.

If an extraordinary dividend occurs with respect to a basket stock, the calculation agent will adjust the reference amount to equal the product of (a) the reference amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the closing price of such basket stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which such closing price exceeds the extraordinary dividend amount.

The “extraordinary dividend amount” with respect to an extraordinary dividend for a basket stock will equal:

•
in the case of an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding dividend or distribution with respect to such basket stock, if any, that is not an extraordinary dividend or
•
in the case of an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a basket stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also constitutes an extraordinary dividend will result only in an adjustment to the reference amount pursuant to “Stock dividends” above, “Transferable rights and warrants” below or “Reorganization events” below, as applicable. The reference amount will not be adjusted pursuant to this subsection unless the ex-dividend date for the extraordinary dividend occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Transferable rights and warrants. If a basket stock issuer issues transferable rights or warrants to all holders of the basket stock to subscribe for or purchase the basket stock at an exercise price per share less than the closing price of the basket stock on the trading day immediately before the ex-dividend date for such issuance, then the calculation agent will adjust the reference amount by multiplying the reference amount in effect immediately prior to such adjustment by a fraction:

•
the numerator of which is the number of shares of basket stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of basket stock offered for subscription or purchase under such transferable rights or warrants, and
•
the denominator of which is the number of shares of basket stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of basket stock that the aggregate offering price of the total number of shares of basket stock so offered for subscription or purchase would purchase at the closing price of the basket stock on the trading day immediately before such ex-dividend date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the closing price of the basket stock on the trading day immediately before such ex-dividend date.

The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Reorganization events. With respect to a basket stock, if:

•
any reclassification or other change of the basket stock occurs,
•
the basket stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and is not the surviving entity or it does survive but all the shares of basket stock are reclassified or changed,

•
the basket stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another person to purchase or otherwise obtain all of the outstanding shares of the basket stock, such that all of the outstanding shares of the basket stock (other than shares of the basket stock owned or controlled by such other person) are transferred, or irrevocably committed to be transferred, to another person,
•
the basket stock issuer or any subsidiary of the basket stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the basket stock issuer is the surviving entity and all the outstanding shares of the basket stock (other than shares of the basket stock owned or controlled by such other person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the basket stock immediately following such event,
•
the basket stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity
•
the basket stock issuer issues to all holders of basket stock equity securities of an issuer other than the basket stock issuer (other than in a transaction described in any of the bullet points above) (a “spin-off event”),
•
the basket stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or
•
any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the basket stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the basket stock or by the primary securities exchange on which the basket stock or listed options on the basket stock are traded, and will ultimately be determined by the calculation agent in its sole discretion (any such event in this bullet point or any of the bullet points above in this subsection, a “reorganization event”), then the calculation agent will adjust the reference amount so that the reference amount consists of the respective amounts of each type of distribution property deemed, for the purposes of this note, to be distributed in such reorganization event in respect of the reference amount as in effect immediately prior to such adjustment, taken together.

Notwithstanding the foregoing, however, the calculation agent will not make any adjustment for a reorganization event unless the event becomes effective — or, if the event is a spin-off event, unless the ex-dividend date for the spin-off event occurs — after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

The calculation agent will determine the value of each component type of distribution property, using the closing price on the relevant day for any such type consisting of securities and such other method as it determines to be appropriate, in its sole discretion, for any other type. If a holder of a basket stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will be deemed to include the types and amounts thereof distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. If a reorganization event occurs and as a result the reference amount is adjusted to consist of distribution property, the calculation agent will make further adjustments for subsequent events that affect such distribution property or any component type thereof, to the same extent that it would make adjustments if a basket stock were outstanding and were affected by the same kinds of events. The closing price on a coupon observation date or the determination date will be the total value, as determined by the calculation agent at the close of trading hours of a basket stock on such coupon observation date or the determination date, as applicable, of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events affecting it.

The calculation agent may, in its sole discretion, modify the adjustments described in “Reorganization events” as necessary to ensure an equitable result.

If at any time the reference amount consists of distribution property, as determined by the calculation agent, then all references in this note to a “basket stock” shall thereupon, for that particular basket stock, be deemed to mean such distribution property and all references in this note to a “share of basket stock” shall thereupon, for that particular basket stock, be deemed to mean a comparable unit of each type of property comprising such distribution property, as determined by the calculation agent.

Minimum adjustments. Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in “Stock splits”, “Reverse stock splits”, “Stock dividends”, “Other dividends and distributions” and “Transferable rights and warrants” above unless such adjustment would result in a change of at least 0.1% in the closing price of such basket stock. The closing price of a basket stock resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

Distribution property: cash, securities and/or other property distributed in any reorganization event in respect of the relevant reference amount and, in the case of a spin-off event, includes such reference amount

Ex-dividend date: for any dividend or other distribution with respect to a basket stock, the first day on which the basket stock trades without the right to receive such dividend or other distribution

Reference amount: with respect to a basket stock, initially, one share of such basket stock which shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the calculation agent as provided under “Anti-dilution adjustments” above

Business day: each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. A day is a scheduled business day if, as of the trade date, such day is scheduled to be a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Default amount: If an event of default occurs and the maturity of this note is accelerated, the company will pay the default amount in respect of the principal of this note at the maturity, instead of the amount payable on the stated maturity date as described earlier. The default amount for the notes on any day (except as provided in the last sentence under “Default quotation period” below) will be an amount, in U.S. dollars, for the face amount of this note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of the company’s payment and other obligations with respect to this note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to this note. That cost will equal:

•
the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•
the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of this note in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for this note, which is described below, the holder of the notes and/or the company may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default quotation period: The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•
no quotation of the kind referred to above is obtained, or
•
every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of this note.

Qualified financial institutions: For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•
A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•
P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as an income-bearing pre-paid derivative contract in respect of the basket stocks.

Overdue principal rate and overdue coupon rate: the effective Federal Funds rate

Defeasance: not applicable

ADDITIONAL TERMS SPECIFIC TO YOUR NOTES

You should read this prospectus supplement together with the prospectus dated February 14, 2025 and the prospectus supplement dated February 14, 2025. You may access these documents on the SEC website at sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027379/d860775d424b2.htm

Prospectus supplement dated February 14, 2025:

https://www.sec.gov/Archives/edgar/data/886982/000119312525027380/d891153d424b2.htm

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of your notes is accelerated, the company will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “Terms and Conditions” above. For the purpose of determining whether the holders of our Series F medium-term notes, which include your notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of your notes as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including your notes, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification of the Debt Indentures and Waiver of Covenants”.

HYPOTHETICAL EXAMPLES

Payment Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate (i) the impact that various hypothetical closing levels of the basket on a coupon observation date could have on the coupon payable, if any, on the related coupon payment date and (ii) the impact that various hypothetical closing levels of the basket on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of basket levels and closing prices of the basket stocks that are entirely hypothetical; no one can predict what the level of the basket will be on any day throughout the life of your notes, what the closing level of the basket will be on any coupon observation date or call observation date, as the case may be, and what the final basket level will be on the determination date. The basket stocks have been highly volatile in the past — meaning that the prices of the basket stocks have changed substantially in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to a call payment date or the stated maturity date. If you sell your notes in a secondary market prior to a call payment date or the stated maturity date, as the case may be, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the basket stocks, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page S-26 of this prospectus supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Initial basket level	100
Coupon

(i) the product of $37.55 times the number of coupon observation dates that have occurred up to and including the relevant coupon observation date minus (ii) the sum of all coupons previously paid, if any

Coupon trigger level	80% of the initial basket level
Buffer level	80% of the initial basket level
Buffer rate	125%
Buffer amount	20%

The notes are not automatically called, unless otherwise indicated below

Neither a market disruption event nor a non-trading day occurs with respect to any basket stock on any originally scheduled coupon observation date or call observation date or the originally scheduled determination date

No change in or affecting any of the basket stocks

Notes purchased on original issue date at the face amount and held to a call payment date or the stated maturity date

For these reasons, the actual performance of the basket over the life of your notes, the actual basket level on any call observation date or coupon observation date, as well as the coupon payable, if any, on each coupon payment date, may bear little relation to the hypothetical examples shown below or to the historical basket stock prices shown elsewhere in this prospectus supplement. For information about the basket stocks during recent periods, see “The Basket and the Basket Stocks — Historical Closing Prices of the Basket Stocks” on page S-38. Before investing in the notes, you should consult publicly available information to determine the basket stock prices between the date of this prospectus supplement and the date of your purchase of the notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket stocks.

Hypothetical Coupon Payments

The examples below show the hypothetical performance of the basket as well as the hypothetical coupons, if any, that we would pay on each coupon payment date with respect to each $1,000 face amount of the notes if the hypothetical closing level of the basket on the applicable coupon observation date was the percentage of the initial basket level shown.

Scenario 1

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the Basket (as Percentage of Initial Basket Level)	Hypothetical Coupon
First	85%	$37.55
Second	45%	$0
Third	90%	$75.10
Fourth	40%	$0
	Total Hypothetical Coupons	$112.65

In Scenario 1, the hypothetical closing level of the basket increases and decreases by varying amounts on each hypothetical coupon observation date. Because the hypothetical closing level of the basket on the first and third hypothetical coupon observation dates is greater than or equal to the coupon trigger level, the total of the hypothetical coupons in Scenario 1 is $112.65. Because the hypothetical closing level of the basket on all other hypothetical coupon observation dates is less than the coupon trigger level, no further coupons will be paid, including at maturity.

Scenario 2

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the Basket (as Percentage of Initial Basket Level)	Hypothetical Coupon
First	35%	$0
Second	40%	$0
Third	35%	$0
Fourth	45%	$0
	Total Hypothetical Coupons	$0

In Scenario 2, the hypothetical closing level of the basket increases and decreases by varying amounts on each hypothetical coupon observation date. Because in each case the hypothetical closing level of the basket on the related coupon observation date is less than the coupon trigger level, you will not receive a coupon payment on the applicable hypothetical coupon payment date. Since this occurs on every hypothetical coupon observation date, the overall return you earn on your notes will be less than zero. Therefore, the total of the hypothetical coupons in Scenario 2 is $0.

Scenario 3

Hypothetical Coupon Observation Date	Hypothetical Closing Level of the Basket (as Percentage of Initial Basket Level)	Hypothetical Coupon
First	120%	$37.55
	Total Hypothetical Coupons	$37.55

In Scenario 3, the hypothetical closing level of the basket is greater than the initial basket level on the first hypothetical coupon observation date. Because the hypothetical closing level of the basket is greater than or equal to the initial basket level on the first hypothetical coupon observation date (which is also the first hypothetical call observation date), your notes will be automatically called. Therefore, on the corresponding hypothetical call payment date, in addition to the hypothetical coupon of $37.55, you will receive an amount in cash equal to $1,000 for each $1,000 face amount of your notes.

Hypothetical Payment at Maturity

If the notes are not automatically called on any call observation date (i.e., on each call observation date the closing level of the basket is less than the initial basket level), the cash settlement amount we would deliver for each $1,000 face amount of your notes on the stated maturity date will depend on the performance of the basket on the determination date, as shown in the table below. The table below assumes that the notes have not been automatically called on a call observation date, does not include the final coupon, if any, and reflects hypothetical cash settlement amounts that you could receive on the stated maturity date. If the final basket level (as a percentage of the initial basket level) is less than the coupon trigger level, you will not be paid a final coupon at maturity.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final basket level and the assumptions noted above.

The Notes Have Not Been Automatically Called

Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
200.000%	100.000%*
175.000%	100.000%*
150.000%	100.000%*
125.000%	100.000%*
100.000%	100.000%*
95.000%	100.000%*
85.000%	100.000%*
80.000%	100.000%*
75.000%	93.750%
50.000%	62.500%
40.000%	50.000%
25.000%	31.250%
0.000%	0.000%
*Does not include the final coupon

If, for example, the notes have not been automatically called on a call observation date and the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be 31.250% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 68.750% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment). In addition, if the final basket level were determined to be 200.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be limited to 100.000% of each $1,000 face amount of your notes, as shown in the table above. As a result, if you held your notes to the stated maturity date, you would not benefit from any increase in the final basket level over the initial basket level.

The following examples illustrate the hypothetical cash settlement amount at maturity for each note based on hypothetical final basket stock prices of the basket stocks, calculated based on the key terms and assumptions above. The percentages in Column A represent hypothetical final basket stock prices for each basket stock, in each case expressed as a percentage of its initial basket stock price. The amounts in Column B represent the applicable initial weighted value for each basket stock, and the amounts in Column C represent the products of the percentages in Column A times the corresponding amounts in Column B. The final basket level for each example is shown beneath each example, and will equal the sum of the products shown in Column C. The basket return for each example is shown beneath the final basket level for such example, and will equal the quotient of (i) the final basket level for such example minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. The values below have been rounded for ease of analysis.

Example 1: The final basket level is greater than the initial basket level.

	Column A	Column B	Column C
Basket Stock	Hypothetical Final Basket Stock Price (as Percentage of Initial Basket Stock Price)	Initial Weighted Value	Column A x Column B
the Class A common stock of Alphabet Inc.	135.00%	100/9 (approximately 11.111)	15.00
the common stock of Constellation Energy Corporation	135.00%	100/9 (approximately 11.111)	15.00
the common stock of GE Vernova Inc.	135.00%	100/9 (approximately 11.111)	15.00
the common stock of Marvell Technology, Inc.	135.00%	100/9 (approximately 11.111)	15.00
the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.)	135.00%	100/9 (approximately 11.111)	15.00
the common stock of Microsoft Corporation	135.00%	100/9 (approximately 11.111)	15.00
the common stock of NVIDIA Corporation	135.00%	100/9 (approximately 11.111)	15.00
the Class A common stock of Vertiv Holdings Co	135.00%	100/9 (approximately 11.111)	15.00
the common stock of Vistra Corp.	135.00%	100/9 (approximately 11.111)	15.00

		Final Basket Level:	135.00
		Basket Return:	35.00%

In this example, all of the hypothetical final basket stock prices for the basket stocks are greater than the applicable initial basket stock prices, which results in the hypothetical final basket level being greater than the initial basket level of 100. Since the hypothetical final basket level was determined to be 135.00, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal the face amount of the note, or $1,000.

Example 2: The final basket level is less than the initial basket level, but greater than the buffer level. The cash settlement amount equals the $1,000 face amount.

	Column A	Column B	Column C
Basket Stock	Hypothetical Final Basket Stock Price (as Percentage of Initial Basket Stock Price)	Initial Weighted Value	Column A x Column B
the Class A common stock of Alphabet Inc.	90.00%	100/9 (approximately 11.111)	10.00
the common stock of Constellation Energy Corporation	90.00%	100/9 (approximately 11.111)	10.00
the common stock of GE Vernova Inc.	90.00%	100/9 (approximately 11.111)	10.00
the common stock of Marvell Technology, Inc.	90.00%	100/9 (approximately 11.111)	10.00
the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.)	90.00%	100/9 (approximately 11.111)	10.00
the common stock of Microsoft Corporation	90.00%	100/9 (approximately 11.111)	10.00
the common stock of NVIDIA Corporation	90.00%	100/9 (approximately 11.111)	10.00
the Class A common stock of Vertiv Holdings Co	90.00%	100/9 (approximately 11.111)	10.00
the common stock of Vistra Corp.	90.00%	100/9 (approximately 11.111)	10.00

		Final Basket Level:	90.00
		Basket Return:	-10.00%

In this example, all of the hypothetical final basket stock prices for the basket stocks are less than the applicable initial basket stock prices, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 90 is greater than the buffer level of 80% of the initial basket level but less than the initial basket level of 100, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal the face amount of the note, or $1,000.

Example 3: The final basket level is less than the buffer level. The cash settlement amount is less than the $1,000 face amount.

	Column A	Column B	Column C
Basket Stock	Hypothetical Final Basket Stock Price (as Percentage of Initial Basket Stock Price)	Initial Weighted Value	Column A x Column B
the Class A common stock of Alphabet Inc.	18.00%	100/9 (approximately 11.111)	2.00
the common stock of Constellation Energy Corporation	18.00%	100/9 (approximately 11.111)	2.00
the common stock of GE Vernova Inc.	135.00%	100/9 (approximately 11.111)	15.00
the common stock of Marvell Technology, Inc.	135.00%	100/9 (approximately 11.111)	15.00
the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.)	135.00%	100/9 (approximately 11.111)	15.00
the common stock of Microsoft Corporation	135.00%	100/9 (approximately 11.111)	15.00
the common stock of NVIDIA Corporation	18.00%	100/9 (approximately 11.111)	2.00
the Class A common stock of Vertiv Holdings Co	18.00%	100/9 (approximately 11.111)	2.00
the common stock of Vistra Corp.	18.00%	100/9 (approximately 11.111)	2.00

		Final Basket Level:	70.00
		Basket Return:	-30.00%

In this example, the hypothetical final basket stock prices of the Class A common stock of Alphabet Inc., the common stock of Constellation Energy Corporation, the common stock of NVIDIA Corporation, the Class A common stock of Vertiv Holdings Co and the common stock of Vistra Corp. are less than their respective initial basket stock prices, while the hypothetical final basket stock prices of the common stock of GE Vernova Inc, the common stock of Marvell Technology, Inc., the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.) and the common stock of Microsoft Corporation are greater than their respective initial basket stock prices.

In this example, the large decline in the Class A common stock of Alphabet Inc., the common stock of Constellation Energy Corporation, the common stock of NVIDIA Corporation, the Class A common stock of Vertiv Holdings Co and the common stock of Vistra Corp. results in the hypothetical final basket level being less than the buffer level of 80% of the initial basket level even though the common stock of GE Vernova Inc., the common stock of Marvell Technology, Inc., the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.) and the common stock of Microsoft Corporation increased.

Since the hypothetical final basket level of 70.00 is less than the buffer level of 80% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × 125% × (-30% + 20%)) = $875

Example 4: The final basket level is less than the buffer level. The cash settlement amount is less than the $1,000 face amount.

	Column A	Column B	Column C
Basket Stock	Hypothetical Final Basket Stock Price (as Percentage of Initial Basket Stock Price)	Initial Weighted Value	Column A x Column B
the Class A common stock of Alphabet Inc.	45.00%	100/9 (approximately 11.111)	5.00
the common stock of Constellation Energy Corporation	45.00%	100/9 (approximately 11.111)	5.00
the common stock of GE Vernova Inc.	45.00%	100/9 (approximately 11.111)	5.00
the common stock of Marvell Technology, Inc.	45.00%	100/9 (approximately 11.111)	5.00
the Class A common stock of Meta Platforms, Inc. (formerly Facebook, Inc.)	45.00%	100/9 (approximately 11.111)	5.00
the common stock of Microsoft Corporation	45.00%	100/9 (approximately 11.111)	5.00
the common stock of NVIDIA Corporation	45.00%	100/9 (approximately 11.111)	5.00
the Class A common stock of Vertiv Holdings Co	45.00%	100/9 (approximately 11.111)	5.00
the common stock of Vistra Corp.	45.00%	100/9 (approximately 11.111)	5.00

		Final Basket Level:	45.00
		Basket Return:	-55.00%

In this example, the hypothetical final basket stock prices for all of the basket stocks are less than the applicable initial basket stock prices, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 45.00 is less than the buffer level of 80% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × 125% × (-55.00% + 20%)) = $562.5

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page S-23.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this prospectus supplement.

We cannot predict the actual final basket level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the basket level and the market value of your notes at any time prior to the stated maturity date. The actual coupon payment, if any, that a holder of the notes will receive on each coupon payment date, the actual amount that you will receive at maturity, if any, and the rate of return on the offered notes will depend on whether or not the notes are automatically called and on the actual final closing level of the basket on the coupon observation dates and the actual final basket level determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the coupon to be paid in respect of your notes, if any, and the cash amount to be paid in respect of your notes on the stated maturity date, if any, may be very different from the information reflected in the examples above.

Anti-dilution Adjustment Examples

The calculation agent will adjust the closing price of a basket stock on a coupon observation date or the determination date, as applicable, only if an event described under one of the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described under “Terms and Conditions — Anti-dilution adjustments” do not cover all events that could affect the closing price of a basket stock on a coupon observation date or the determination date, as applicable, such as an issuer tender or exchange offer for such basket stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such basket stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to Your Notes — You Have Limited Anti-dilution Protection” below.

How Adjustments Will Be Made

In this prospectus supplement, we refer to anti-dilution adjustment of the closing price of a basket stock on a coupon observation date or the determination date, as applicable. With respect to a basket stock, if an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the basket stock or other property that must be used to determine the closing price of the basket stock on a coupon observation date or the determination date, as applicable. For example, if no adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required at a time, the reference amount for that time will be one share of the basket stock. In that case, the closing price of the basket stock on a coupon observation date or the determination date, as applicable, will be the closing price of one share of the basket stock on the applicable coupon observation date or the determination date. We describe how the closing price will be determined under “Terms and Conditions — Closing price” above.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required because one of the dilution events described in the first five subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the basket stock or a half share of the basket stock, depending on the event. In that example, the closing price of the basket stock on a coupon observation date or the determination date, as applicable, would be the price (determined as specified under “Terms and Conditions — Closing price” above) at the close of trading on the applicable coupon observation date or the determination date of two shares of the basket stock or a half share of the basket stock, as applicable.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required at a time because one of the reorganization events described under “Terms and Conditions — Reorganization events” — these involve events in which cash, securities or other property is distributed in respect of the basket stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the basket stock, plus one share of the basket stock if the basket stock remains outstanding. In that event, the closing price of the basket stock on a coupon observation date or the determination date, as applicable, would be the value of the adjusted reference amount at the close of trading on such coupon observation date or the determination date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments”.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing price of the basket stock on a coupon observation date or the determination date, as applicable, in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the basket stock, the basket stock price will be the closing price (determined as described under “Terms and Conditions — Closing price” above) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the basket stock, the closing price of the basket stock on a coupon observation date or the determination date, as applicable, will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Adjustments for Reorganization Events” below at the applicable time.

Step Three. Having determined the closing price of the basket stock on a coupon observation date or the determination date, as applicable, in step two, the calculation agent will use such price to calculate the coupon payable on the applicable coupon payment date, if any, or the cash settlement amount.

If more than one event requiring adjustment as described under “Terms and Conditions — Anti-dilution adjustments” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing price of the basket stock on a coupon observation date or the determination date, as applicable, using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the applicable coupon observation date or the determination date, as applicable.

The calculation agent will adjust the reference amount for each reorganization event described under “Terms and Conditions — Reorganization events” above. For any other dilution event described above, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the basket stock price that would apply without the adjustment. The closing price of the basket stock on a coupon observation date or the determination date, as applicable, resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, relative to your notes, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this prospectus supplement, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property described under “Terms and Conditions — Reorganization events” above distributed in respect of one share of the applicable basket stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. For purposes of the three-step adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for the basket stock on the applicable date will be the basket stock price described in step two, and the calculation agent will determine the coupon payable on a coupon payment date, if any, or the cash settlement amount as described in step three. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price (calculated according to the same methodology as specified in this prospectus supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the basket stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the basket stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if the applicable basket stock issuer merges into another company and each share of such basket stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of basket stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustment Examples” as if the common shares of the surviving company were such basket stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the trade date and on or before the applicable coupon observation date or the determination date, as applicable.

Additional Risk Factors Specific to Your Notes

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the basket stocks. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the coupons (if any) and return on the notes will be based on the performance of the basket stocks, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. Assuming your notes are not automatically called, the cash settlement amount on your notes, if any, on the stated maturity date will be based on the performance of an equally weighted basket, comprised of the basket stocks, as measured from the initial basket level of 100 to the final basket level on the determination date. If the final basket level is less than the trigger buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of (i) $1,000 times (ii) the buffer rate times (iii) the sum of the basket return plus the buffer amount. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Return on Your Notes May Change Significantly Despite Only a Small Change in the Level of the Basket

If your notes are not automatically called and the final basket level is less than the trigger buffer level, you will receive less than the face amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the final basket level to the trigger buffer level will not result in a loss of principal on the notes, a decrease in the final basket level to less than the trigger buffer level will result in a loss of a significant portion of the face amount of the notes despite only a small change in the basket level.

You May Not Receive a Coupon on Any Coupon Payment Date

If the closing level of the basket on the related coupon observation date is less than the coupon trigger level, you will not receive a coupon payment on the applicable coupon payment date. If this occurs on every coupon observation date, the overall return you earn on your notes will be less than zero and such return will be less than you would have earned by investing in a note that bears interest at the prevailing market rate.

Although the coupon formula provides that, if the closing level of the basket on the related coupon observation date is greater than or equal to the coupon trigger level, the coupon paid on the corresponding coupon payment date will be equal to (i) the product of $37.55 times the number of coupon observation dates that have occurred up to and including the relevant coupon observation date minus (ii) the sum of all coupons previously paid, if any, you should be aware that, with respect to any prior coupon observation dates that did not result in the payment of a coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any coupon payment with respect to the notes at any time and you may lose your entire investment in the notes.

Your Notes Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your notes on a call payment date if, as measured on any call observation date, the closing level of the basket is greater than or equal to the initial basket level. Therefore, the term for your notes may be reduced. You will not receive any additional coupon payments after the notes are automatically called and you may not be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are automatically called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Coupon Does Not Reflect the Actual Performance of the Basket Level from the Trade Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date

The coupon for each quarterly coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the closing levels of the basket between the trade date and any coupon observation date or between two coupon observation dates. Accordingly, the coupons, if any, on the notes may be less than the return you could earn on another instrument linked to the basket stocks that pays coupons based on the performance of the basket stocks from the trade date to any coupon observation date or from coupon observation date to coupon observation date.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•
the market price of the basket stocks to which your notes are linked;
•
the volatility – i.e., the frequency and magnitude of changes – in the market price of the basket stocks;
•
the dividend rates of the basket stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the basket stocks are a part, and which may affect the market prices of the basket stocks;
•
interest rates and yield rates in the market;
•
the time remaining until your notes mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the basket stocks based on their historical performance. The actual performance of the basket stocks over the life of the offered notes, the cash settlement amount paid on a call payment date or the stated maturity date, as the case may be, as well as the coupon payable, if any, on each coupon payment date, may bear little or no relation to the historical closing prices of the basket stocks or to the hypothetical examples shown elsewhere in this prospectus supplement.

There Is Limited Hypothetical Historical Information About the Basket

The notes are linked to the performance of the basket. Because one of the basket stocks, GE Vernova Inc., has available historical data only from April 2, 2024, hypothetical historical closing levels of the basket are only available beginning April 2, 2024. Because the hypothetical historical basket levels are unavailable prior to April 2, 2024, limited hypothetical historical basket level information is available for you to consider in making an informed decision with respect to the notes.

The Lower Performance of One Basket Stock May Offset an Increase in the Other Basket Stocks

Declines in the level of one or more basket stocks may offset increases in the level of the other basket stocks. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount you will be paid for your notes on the stated maturity date, if any, or the amount you will be paid on a call payment date will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to a call payment date or the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount. In addition, the impact of the buffer level on the return on your investment will depend upon the price you pay for your notes relative to face amount. For example, if you purchase your notes at a premium to face amount, the buffer level, while still providing some protection for the return on the notes, will allow a greater percentage decrease in your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount.

If the Level of the Basket Changes, the Market Value of Your Notes May Not Change in the Same Manner

The price of your notes may move differently than the performance of the basket. Changes in the market price of the basket may not result in a comparable change in the market value of your notes. Even if the closing level of the basket is greater than or equal to the trigger buffer level during some portion of the life of the notes, the market value of your notes may not reflect this. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

We Will Not Hold Shares of the Basket Stocks for Your Benefit

The indenture governing your note does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey any shares of the basket stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the basket stocks for your benefit in order to enable you to exchange your note for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the basket stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Rights to Receive Any Basket Stock

Investing in your notes will not make you a holder of any of the basket stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the basket stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the basket stocks, or any other rights of a holder of any shares of the basket stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the basket stocks.

In Some Circumstances, the Payment You Receive On the Notes May Be Based On the Securities of Another Company and Not the Issuer of a Basket Stock

Following certain corporate events relating to a basket stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to such basket stock issuer or any cash or any other assets distributed to holders of shares of the basket stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property (as described above) under “Terms and Conditions — Anti-dilution adjustments”.

As of the Date of this Prospectus Supplement, There Is No History for the Closing Levels of the Basket

The amount payable at maturity or on any coupon payment date, as applicable, if any, for each of your notes is linked to the change in level of the basket, which will begin to be calculated on the trade date. Since there will be no actual history for the closing levels of the basket until it begins to be calculated, no actual historical information about the closing levels of the basket will be available for you to consider in making an independent investigation of the basket performance, which may make it difficult for you to make an informed decision with respect to an investment in your notes.

Past Basket Stock Performance Is No Guide to Future Performance

The actual performance of the basket over the life of the notes, as well as the amount payable at maturity or on any coupon payment date, as applicable, if any, may bear little relation to the historical closing prices of the basket stocks or to the hypothetical examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of the basket.

Hypothetical Past Basket Performance Is No Guide to Future Performance

The actual performance of the basket over the life of the notes, as well as the amount payable at maturity or on any coupon payment date, as applicable, if any, may bear little or no relation to the hypothetical historical closing levels of the basket or to the hypothetical return examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of the basket.

As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Value of Your Notes

As calculation agent for your notes, GS&Co. will have discretion in making certain determinations that affect your notes, including determining: the closing level of the basket on any coupon observation date, which we will use to determine the coupon, if any, we will pay on any applicable coupon payment date; whether your notes will be automatically called; the final basket level on the determination date, which we will use to determine the amount we must pay on the stated maturity date; the closing prices of the basket stocks; whether to postpone a coupon observation date or the determination date because of a market disruption event or a non-trading day; when and how to make anti-dilution adjustments to the prices of the basket stocks; and the coupon observation dates and the coupon payment dates; the call observation dates and the call payment dates; and the stated maturity date. See “Terms and Conditions — Anti-dilution adjustments” above. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest. We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days' written notice to us.

The Calculation Agent Can Postpone a Coupon Observation Date or the Determination Date, as the Case May Be, If a Market Disruption Event or a Non-Trading Day With Respect to Any Basket Stock Occurs or is Continuing

If the calculation agent determines that, on a date that would otherwise be a coupon observation date or the determination date, a market disruption event has occurred or is continuing or that day is not a trading day for any basket stock, such coupon observation date or the determination date will be postponed as provided under “Terms and Conditions — Coupon observation dates” and “Terms and Conditions — Determination date”, as applicable. In no case, however, will the coupon observation date or the determination date be postponed to a date later than the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date, as applicable, or if the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date is not a business day, later than the first business day after the corresponding originally scheduled coupon payment date or the originally scheduled stated maturity date. Moreover, if a coupon observation date or the determination date, as applicable, is postponed to the last possible day, but the market disruption event has not ceased by that day or that day is not a trading day, that day will nevertheless be the coupon observation date or the determination date, as applicable, for the corresponding coupon payment date or the stated maturity date. In such a case, the calculation agent will determine the applicable closing level of the basket or final basket stock price for such coupon observation date or the determination date based on the procedures described under “Terms and Conditions — Consequences of a market disruption event or a non-trading day” above.

Your Notes Are Linked to the Basket Stocks and Therefore the Price Movements of Those Stocks

Your notes are linked to the basket stocks and the return on your notes is therefore affected by the movements in the market prices of those stocks. Each issuer of a basket stock faces its own business risks and challenges, which may adversely affect the market price of such basket stock. In addition, the basket stocks will not change (except as described above under “Terms and Conditions — Anti-dilution adjustments — Reorganization events”), and your notes will remain linked to the basket stocks even if one or more of the basket stock issuers is experiencing severe business risks and challenges. It is possible that large declines in the prices of one or more basket stocks could affect the basket return such that you would lose a portion or your entire investment in the notes.

There Is No Affiliation Between the Basket Stock Issuers and Us

Goldman Sachs is not affiliated with the basket stock issuers. As discussed above, however, we or our affiliates may currently or from time to time in the future engage in business with the basket stock issuers. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket stock issuers. You, as an investor in your note, should make your own investigation into the basket stock issuers.

None of the basket stock issuers are involved in this offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, none of the basket stock issuers have any obligation to take your interests into consideration for any reason, including in taking or not taking any corporate actions that might affect the value of your notes.

You Have Limited Anti-Dilution Protection

GS&Co., as calculation agent for your note, will adjust the closing prices of the basket stocks for stock splits, reverse stock splits, stock dividends, extraordinary dividends, issuances of transferable rights and warrants, reorganization events, and other events that affect the basket stock issuer’s, or any distribution property issuer’s, capital structure, but only in the situations we describe in “Terms and Conditions — Anti-dilution adjustments” above. The calculation agent will not be required to make an adjustment for every corporate event that may affect the basket stocks. For example, the calculation agent will not adjust the closing prices of the basket stocks for events such as an offering of the basket stock for cash by the basket stock issuer, a tender or exchange offer for the basket stock at a premium to its then-current market price by the basket stock issuer or a tender or exchange offer for less than all the outstanding shares of the basket stock by a third party. In addition, the calculation agent will not adjust the reference amount for regular cash dividends. Furthermore, the calculation agent will determine in its sole discretion whether to make adjustments with respect to corporate or other events as described under “Terms and Conditions — Anti-dilution adjustments — Reorganization events” above. Those events or other actions by the basket stock issuers or a third party may nevertheless adversely affect the market price of one share of the basket stocks and, therefore, adversely affect the market value of your note. The basket stock issuers or a third party could make an offering or a tender or exchange offer, or the basket stock issuers could take any other action, that adversely affects the market price of the basket stocks and the market value of your note but does not result in an anti-dilution adjustment for your benefit.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this prospectus supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this prospectus supplement.

Risks Related to Conflicts of Interest

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing shares of the basket stocks, listed or over-the-counter options, futures and/or other instruments linked to the basket or the basket stocks. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket or the basket stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other basket-linked notes whose returns are linked to changes in the level of the basket or the basket stocks.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the basket — directly or indirectly by affecting the price of the basket stocks — and therefore the market value of your notes and the amount we will pay on your notes, if any. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes
Goldman Sachs is a global financial institution that delivers a broad range of financial services to a large and diversified client base that includes corporations, financial institutions, governments and individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the basket or basket stocks. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the basket or basket stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities of the basket or basket stocks in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the basket or basket stocks or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the basket or basket stocks, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Basket Stock Issuers or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the basket stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the basket or basket stocks, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the basket or basket stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the basket or basket stocks, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, basket, basket stocks or other similar securities, which may adversely impact the market for or value of your notes.

Additional Risks Related to the Common Stock of Constellation Energy Corporation and the Common Stock of GE Vernova Inc.

The Basket Stocks Have a Very Limited Trading History

Your notes are linked, in part, to basket stocks that have only recently commenced public trading and, therefore, have very limited historical performance. Because each such basket stock has no historical closing price prior to the date its common stock commenced trading, limited historical basket stock information will be available for you to consider in making an independent investigation of its basket stock performance, which may make it difficult for you to make an informed decision with respect to the notes. Further, because each such basket stock has a very limited trading history, your investment in the notes may involve greater risks than an investment in notes linked to the securities of companies with a more established record of performance. For additional information about the basket stocks, see “The Basket and The Basket Stocks”. No future performance of a basket stock can be predicted based on the historical basket stock performance information described herein.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your notes, and any such guidance could adversely affect the tax treatment and the value of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Use of Proceeds

We will lend the net proceeds from the sale of the offered notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. will use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

Hedging

In anticipation of the sale of the offered notes, we and/or our affiliates have entered into or expect to enter into hedging transactions involving purchases of some or all of the basket stocks and listed or over-the-counter options, futures or other instruments linked to the basket or basket stocks on or before the trade date. In addition, from time to time, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other notes we issue, some of which may have returns linked to the basket or the basket stocks. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

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expect to acquire, or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the basket or some or all of the basket stocks,
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may take or dispose of positions in the securities of the basket stock issuers themselves,
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may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market, and/ or
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may take short positions in the basket stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may also acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the offered notes and perhaps relating to other notes with returns linked to the basket or basket stocks. We expect these steps to involve sales of instruments linked to the basket stocks on or shortly before the determination date. These steps may also involve sales and/or purchases of some or all of the basket stocks, or listed or over-the-counter options, futures or other instruments linked to the basket or basket stocks or indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the amount we will pay on your notes at maturity. See “Additional Risk Factors Specific to Your Notes” above for a discussion of these adverse effects.

The BASKET AND THE BASKET STOCKS

The table set forth under “Terms and Conditions — Basket stocks” above lists the basket stocks and related information, including their corresponding current Bloomberg tickers, current primary listings, initial weights in the basket, initial weighted values and initial basket stock prices. The initial basket stock prices will not be determined until the trade date. Each of the basket stock issuers faces its own business risks and other competitive factors. All of those factors may affect the basket return, and, consequently, the amount payable on your notes, if any, on the stated maturity date. Our offering of the notes does not constitute our recommendation or the recommendation of our affiliates to invest in the basket, any basket stock or the notes. You should make your own investigation of the basket stocks and the basket stock issuers and whether to obtain exposure to the basket through an investment in the notes.

Each of the basket stock issuers is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith files financial and other information with the Securities and Exchange Commission (“SEC”). Periodic reports, proxy and information statements and other information filed by the basket stock issuers are available at sec.gov. You should make your own investigation of the basket stocks and the basket stock issuers (and whether to obtain exposure to the basket through an investment in the notes) by reading these reports and filings to understand the risks of each of the basket stocks and the basket stock issuers.

Historical Closing Prices of the Basket Stocks

The closing prices of the basket stocks have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket stocks have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of the any basket stocks during the period shown below is not an indication that the such basket stocks are more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of a basket stock as an indication of the future performance of a basket stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any basket stock will result in you receiving any coupon payments or receiving the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket stocks. Before investing in the offered notes, you should consult publicly available information to determine the relevant prices of the basket stocks between the date of this prospectus supplement and the date of your purchase of the notes and, given the recent volatility described above, you should pay particular attention to recent prices of the basket stocks. The actual performance of a basket stock over the life of the offered notes, as well as the amount payable on your notes, may bear little relation to the historical prices shown below.

The graphs below, except where otherwise indicated, show the daily historical closing prices of each basket stock from January 1, 2021 through April 8, 2026, adjusted for corporate events, if applicable. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

According to publicly available information, Alphabet Inc. is a collection of businesses – the largest of which is Google. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37580. The daily historical closing prices for Alphabet Inc. in the graph below have been adjusted for a 20-for-1 stock split that became effective before the market open on July 15, 2022.

Historical Performance of Alphabet Inc. – Class A

According to publicly available information, Constellation Energy Corporation is a producer of emissions-free energy and an energy supplier to businesses, homes and public sector customers nationwide. Constellation Energy Corporation was separated from Exelon Corporation and on February 2, 2022, Constellation Energy Corporation began trading on The Nasdaq Stock Market LLC. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-41137. The graph below shows the daily historical closing prices of Constellation Energy Corporation from the date its common stock commenced trading on February 2, 2022 through April 8, 2026.

Historical Performance of Constellation Energy Corporation

According to publicly available information, GE Vernova Inc. is in the electric power industry, with products and services that generate, transfer, orchestrate, convert and store electricity. GE Vernova Inc. completed its separation from General Electric Company, which now operates as GE Aerospace, on April 2, 2024. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-41966. The graph below shows the daily historical prices of GE Vernova Inc. from the date its common stock commenced trading on April 2, 2024 through April 8, 2026.

Historical Performance of GE Vernova Inc.

According to publicly available information, Marvell Technology, Inc. is a supplier of data infrastructure semiconductor solutions. On April 20, 2021, Marvell Technology, Inc. began trading under the ticker symbol “MRVL” on the Nasdaq Global Select Market after a merger and reorganization. Prior to April 20, 2021, shares of Marvell Technology Group Ltd. (Marvell Technology, Inc.’s prior parent company) traded under the ticker symbol “MRVL”. In the graph, the closing prices to the left of the vertical solid line marker reflect the historical closing prices of Marvell Technology Group Ltd. (Marvell Technology, Inc.’s prior parent company). Closing prices to the right of the vertical solid line marker reflect the historical closing prices of Marvell Technology Inc. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-40357.

Historical Performance of Marvell Technology, Inc.

According to publicly available information, Meta Platforms, Inc. (formerly Facebook, Inc.) builds products that enable people to connect and share through mobile devices, personal computers, virtual reality headsets, and AI glasses. On June 9, 2022, Meta Platforms, Inc. began trading under the ticker symbol “META” on the Nasdaq Global Select Market. Prior to June 9, 2022, Meta Platforms, Inc. traded under the ticker symbol “FB”. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35551.

Historical Performance of Meta Platforms, Inc. (formerly Facebook, Inc.)

According to publicly available information, Microsoft Corporation is a technology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37845.

Historical Performance of Microsoft Corporation

According to publicly available information, NVIDIA Corporation is a data center scale artificial intelligence infrastructure company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-23985. The daily historical closing prices for NVIDIA Corporation in the graph below have been adjusted for a 4-for-1 stock split that became effective before the market open on July 20, 2021 and a 10-for-1 stock split that became effective before the market open on June 10, 2024.

Historical Performance of NVIDIA Corporation

According to publicly available information, Vertiv Holdings Co designs, manufactures and services digital infrastructure for data centers, communication networks, and commercial and industrial environments. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38518.

Historical Performance of Vertiv Holdings Co

According to publicly available information, Vistra Corp. is an integrated retail electricity and power generation company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38086.

Historical Performance of Vistra Corp.

Hypothetical Historical Closing Levels of the Basket

Because the basket is a newly created basket and its level will begin to be calculated only on the trade date, there is no actual historical information about the closing levels of the basket as of the date of this prospectus supplement. Therefore, the hypothetical closing levels of the basket provided in the graph below were calculated from publicly available historical basket stock prices of each basket stock.

The following graph is based on the hypothetical basket closing level for the period from April 2, 2024 through April 8, 2026, assuming that the hypothetical basket closing level was 100 on April 2, 2024. We derived the hypothetical basket closing levels based on the method to calculate the basket closing level as described in this prospectus supplement and on actual closing prices of the relevant basket stocks on the relevant date. The hypothetical basket closing level has been normalized such that its hypothetical level on April 2, 2024 was 100. As noted in this prospectus supplement, the initial basket level was set at 100 on the trade date. The basket closing level can increase or decrease due to changes in the prices of the basket stocks. The hypothetical closing levels of the basket begin at April 2, 2024 because one of the basket stocks, GE Vernova Inc., has available historical data only from April 2, 2024.

Hypothetical Historical Performance of the Basket

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a tax exempt organization;
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a partnership;
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a person that owns a note as a hedge or that is hedged against interest rate risks;
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a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as income-bearing pre-paid derivative contracts in respect of the basket stocks. Except as otherwise stated below, the discussion below assumes that the notes will be so treated.

Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or maturity (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. Such capital gain or loss should generally be short-term capital gain or loss if you hold the notes for one year or less, and should be long-term capital gain or loss if you hold the notes for more than one year. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

We will not attempt to ascertain whether any basket stock issuer would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any basket stock issuer was so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to any basket stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if any basket stock issuer is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments.

Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes — and then determining a payment schedule as of the applicable original issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to persons who purchase a note at other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your notes should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your notes should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in your notes by the amount of coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts. It is also possible that the coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisor as to possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

In 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

In addition, on December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes including whether the holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

•
a nonresident alien individual;
•
a foreign corporation; or
•
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will also be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation – Taxation of Debt Securities – Non-United States Holders” in the accompanying prospectus.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

We will not attempt to ascertain whether any basket stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any basket stock issuer was so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC with respect to any basket stock issuer and consult your tax advisor regarding the possible consequences to you, if any, if any basket stock issuer is or becomes a USRPHC.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on any of the basket stocks during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90‑1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan), and propose to invest in the notes, you should consult your legal counsel.

Supplemental Plan of Distribution

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover page of this prospectus supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the front cover page of this prospectus supplement, and to certain securities dealers at such price less a concession not in excess of 1% of the face amount.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.”

We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We will deliver the notes against payment therefor in New York, New York on April 13, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The communication of this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article

49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a) the expression “retail investor” means a person who is neither:

(i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; nor

(ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

VALIDITY OF THE NOTES AND GUARANTEE

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this prospectus supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

		$500,000 GS Finance Corp. Autocallable Contingent Coupon Basket-Linked Notes due 2027 guaranteed by The Goldman Sachs Group, Inc. ____________ ____________ Goldman Sachs & Co. LLC JPMorgan Placement Agent
TABLE OF CONTENTS
Terms and Conditions	S-3
Additional Terms Specific to Your Notes	S-12
Default Amount on Acceleration	S-13
Hypothetical Examples	S-14
Additional Risk Factors Specific to Your Notes	S-26
Use of Proceeds	S-36
Hedging	S-36
The Basket and the Basket Stocks	S-37
Supplemental Discussion of U.S. Federal Income Tax Consequences	S-45
Employee Retirement Income Security Act	S-49
Supplemental Plan of Distribution	S-50
Conflicts of Interest	S-52
Validity of the Notes and Guarantee	S-53

Prospectus Supplement dated February 14, 2025

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-11
United States Taxation	S-14
Employee Retirement Income Security Act	S-15
Supplemental Plan of Distribution	S-16
Validity of the Notes and Guarantees	S-18

Prospectus dated February 14, 2025

Available Information	2
Prospectus Summary	4
Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements	9
Use of Proceeds	14
Description of Debt Securities We May Offer	15
Description of Warrants We May Offer	68
Description of Units We May Offer	86
GS Finance Corp.	91
Legal Ownership and Book-Entry Issuance	93
Considerations Relating to Indexed Securities	101
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	102
United States Taxation	105
Plan of Distribution	123
Conflicts of Interest	127
Employee Retirement Income Security Act	128
Validity of the Securities and Guarantees	129
Independent Registered Public Accounting Firm	130
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	130